UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2025
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N Riverside Plaza, 37th Floor Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Not applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
As of August 1, 2025, Blue Owl Real Estate Net Lease Trust (the “Company”, “we”, or “us”) sold 4,008,238 shares of its Class I common shares (with the final number of shares being determined on August 15, 2025) to feeder vehicles primarily created to hold the Company’s Class I common shares for gross proceeds of approximately $41.4 million, based on net asset value (“NAV”) per share as of July 31, 2025. The offers and sales of these shares were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2), Regulation D and/or Regulation S thereunder.

Item 8.01. Other Events.
July 31, 2025 NAV Per Share

The NAV per share for each class of our common shares as of July 31, 2025 is set forth below:

NAV per share
Class S	$10.2651
Class N	$10.3479
Class D	$10.1394
Class I	$10.3309

A detailed calculation of the NAV per share is set forth below. We calculate NAV per share in accordance with the valuation guidelines that have been approved by our Board of Trustees. Our total NAV presented in the following tables includes the NAV of our Class S, Class N, Class D, and Class I common shares, as well as the partnership interests of Blue Owl NLT Operating Partnership LP (“NLT OP”) held by parties other than the Company. The following table provides a breakdown of the major components of our NAV as of July 31, 2025 ($ in thousands):

Components of NAV	July 31, 2025
Cash and cash equivalents	$170,902
Restricted cash	47,770
Investments in real estate	3,303,527
Investment in leases - financing receivables	314,913
Investments in real estate debt	1,054,928
Intangible assets	213,462
Investments in unconsolidated real estate affiliates	3,464,526
Other assets	38,587
Mortgage notes and credit facility	(1,460,429)
Unsecured senior notes, net	(126,508)
Due to affiliates	(47,583)
Accounts payable and accrued expenses	(104,514)
Other liabilities	(427,877)
Net Asset Value	$6,441,704
Number of outstanding shares/units	625,213,410

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of July 31, 2025 ($ in thousands, except per share/unit data):

NAV per share	Class S Shares	Class N Shares	Class D Shares	Class I Shares	Third - Party Operating Partnership Units (1)	Total
Monthly NAV	$2,593,800	$390,729	$69,752	$3,040,076	$347,347	$6,441,704
Number of outstanding shares/units	252,682,455	37,759,280	6,879,371	294,270,116	33,622,188	625,213,410
NAV Per Share/Unit as of July 31, 2025	$10.2651	$10.3479	$10.1394	$10.3309	$10.3309
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(1)Includes the partnership interests of the NLT OP held by the Special Limited Partners and other NLT OP interests held by parties other than us.

Portfolio Update ($ in thousands)

As of July 31, 2025, the Company holds interests in 3,686 properties with a remaining weighted average lease term of 16 years, of which 248 are wholly-owned, 3,402 are through its investment in STORE1, and 36 are through other joint ventures. The Company’s total portfolio has a value of $11,908,947, including our proportionate share of joint venture gross asset value. The Company has a credit rating of BBB2.

As of July 31, 2025, 90.9% of our consolidated debt and 96.7% of our total debt including our proportionate share of joint venture debt was fixed through fixed-rate debt agreements or interest rate swap transactions. The weighted average interest rate and loan-to-value of our portfolio were 5.5% and 34.5%, respectively, and the weighted average interest rate and loan-to-value of our total portfolio including our proportionate share of joint venture debt were 6.4% and 40.5%, respectively.
1 STORE Capital LLC and Waterparks LLC (“STORE”)
2 Morningstar DBRS finalized the issuer rating at BBB and published its private report on July 9, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: August 20, 2025